Exhibit 21.1

List of Subsidiaries

Subsidiaries

Name	Jurisdiction of Incorporation
Atlas TC Holdings LLC	Delaware
Atlas Intermediate Holdings LLC	Delaware
Atlas Technical Consultants Sole Member LLC	Delaware
Atlas Technical Consultants LLC	Delaware
ATC Sole Member LLC	Delaware
Arrow Environmental Holdings GP LLC	Delaware
Arrow Environmental Holdings LP	Delaware
ATC Group Partners LLC	Delaware
ATC Group Holdings LLC	Delaware
ATC Group Services LLC	Delaware
Sage ATC Environmental Holding LLC	Delaware
Sage ATC Environmental Consulting LLC	Delaware
Dexter ATC Field Services LLC	Delaware
Atlas TC Buyer LLC	Delaware
Arrow ATC Holdings LLC	Delaware
ATC Group Services (CA) Inc.	Delaware
ATC Group Services (CT) Inc.	Delaware
ATC Group Services (MA) Inc.	Delaware
ATC Group Services (MI) LLC	Delaware
Long Engineering, LLC	Delaware
ETS-ESC Holdings LLC	Delaware
PIEDMONT GEOTECHNICAL CONSULTANTS, LLC	Delaware
ATC Associates of North Carolina, P.C.	North Carolina
ATC Engineering, LLP	New York
Atlas ATC Engineering Inc.	New York
PAVETEX Engineering, LLC	Texas
SCST, LLC	California
Engineering & Testing Services, LLC	California
CEL Consulting, LLC	California
Southwest Geophysics, LLC	California
Quality Assurance Engineering, Inc.	California
United Testing, LLC	California
HES Testing, LLC	California
Caitcon, LLC	California
Geosphere Consultants, Inc.	California
Materials Testing & Inspection, LLC	Idaho
Engineering Services, LLC	Idaho